Exhibit 99.1

Carpenter Technology Corporation 1st Quarter Fiscal Year 2019 Earnings Call October 24, 2018

Cautionary Statement Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2018 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including LPW Technology Ltd.; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. © 2018 CRS Holdings, Inc. All rights reserved 2

1st Quarter Fiscal Year 2019 Tony Thene President and Chief Executive Officer

Safety is Our Highest Value 3.7 3.3 © 2018 CRS Holdings, Inc. All rights reserved 4 Total Case Incident Rate (TCIR) 3.9 3.9 3.5 2.12.22.0 1.7 1.1 FY10FY11FY12FY13FY14FY15FY16FY17FY18FY19 Q1

1st Quarter Summary 9% sequentially discussions with customers accelerating © 2018 CRS Holdings, Inc. All rights reserved 5 EPS of $0.65 – solid performance and execution partially offset by annual planned preventative maintenance shutdowns Overall market conditions remain strong with all end-use markets delivering year-over-year growth Backlog continues to expand – up 38% year-over-year and Aerospace and Defense backlog increased 12% sequentially driven by broad industry participation; engine sub-market sales remain at record levels Medical sales driven by strong demand for titanium solutions and expanded customer relationships Athens facility Vendor Approved Process (VAP) qualification Significantly expanding additive manufacturing capabilities through acquisition of LPW Technology Ltd. Solid financial position allows for ongoing strategic investment in targeted growth areas and direct returns to shareholders Focused on Continued Execution of Strategic Plan, Driving Backlog Growth Through Expanded Customer Relationships and Investing for the Future

Q1-19 End-Use Market Highlights

		Q1-19 Net Sales ex. Surcharge ($M)*		vs. Q1-18	vs. Q4-18	Comments
	Aerospace and Defense	$239.6	53%	+11%	-8%	▪ Solid growth year-over-year (YoY) due to continued strong engine sub-market demand and broad industry participation ▪ Sequential decline due to normal seasonality patterns ▪ Defense up driven by strong program-specific demand
	Energy	$37.5	8%	+30%	-7%	▪ Oil & gas sub-market up 34% YoY due to increased rental and replacement activity ▪ International and offshore oil & gas activity showing initial signs of recovery ▪ Power generation sub-market remains at low levels due to industry conditions
	Transportation	$31.4	7%	+3%	-7%	▪ YoY growth driven by heavy-duty truck applications demand and increased adjacent market penetration ▪ Sequential decline due to seasonality and softness in North America light vehicle market
	Medical	$39.5	9%	+18%	-4%	▪ YoY performance reflects strong titanium demand and market share gains with key customers ▪ Sequential sales decline driven by timing of orders
	Industrial and Consumer	$74.6	16%	+4%	-9%	▪ Up YoY due to increased demand in select Industrial product applications and improving Consumer sporting goods demand ▪ Sequential decline largely due to Industrial seasonality and planned portfolio rationalization

Sales ex-surcharge up 11% year-over-year; down 8% sequentially due to annual shutdowns

*Excludes sales through Carpenter's Distribution businesses

© 2018 CRS Holdings, Inc. All rights reserved

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CARPENTER® WHEN PERFORMANCE IS EVERYTHING

1st Quarter Financial Overview and Business Update Tim Lain Vice President and Chief Financial Officer

Income Statement Summary *Detailed schedule included in Non-GAAP Schedules in Appendix © 2018 CRS Holdings, Inc. All rights reserved 8 Solid year-over-year growth; sequential decline due to planned preventative maintenance shutdowns $ Millions , except pounds and per-s hare am ounts Q1-18 Q4-18 Q1-19 Sequential Change Pounds ('000) Net Sales Sales ex. Surcharge * Gross Profit Selling, General and Administrative Expenses Operating Income % of Sales ex. Surcharge Effective Tax Rate Net Income Diluted Earnings per Share Adjusted Diluted Earnings per Share * 63,346 73,114 618.0 494.5 114.9 55.0 59.9 12.1% 20.0% 42.8 $0.88 $0.87 65,616 572.4 456.3 91.7 46.7 45.0 9.9% 21.8% 31.5 $0.65 $0.65 (7,498) (45.6) (38.2) (23.2) (8.3) (14.9) -2.2pts +1.8pts (11.3) ($0.23) 479.8 409.8 85.7 43.5 42.2 10.3% 33.5% 23.4 $0.49 $0.49 ($0.22)

Free Cash Flow Summary The clerical accuracy of certain amounts may be impacted due to rounding. *Detailed schedule included in Non-GAAP Schedules in Appendix © 2018 CRS Holdings, Inc. All rights reserved 9 Inventory build in Q1 to support volumes in second half of fiscal year Cash Available Borrowing Under Credit Facility 25 391 56 394 17 394 Total Liquidity 416 450 411 $ Millions Q1-18 Q4-18 Q1-19 Net Income + Non-cash Items Inventory Working Capital / Other Total Net Working Capital / Other Pension Plan Contributions Net Cash (Used For) Provided From Operating Activities Purchases of Property, Plant, Equipment and Software Dividends Paid 61 (46) (18) 89 40 (10) 68 (51) (6) (64) (4) 31 (1) (57) (2) (7) (29) (9) 119 (54) (9) 9 (41) (10) Free Cash Flow * (45) 56 (42)

SAO Segment Summary

Q1 Operating Results					
	Q1-18	Q4-18	Q1-19	vs Q1-18	vs Q4-18
Pounds ('000)	61,190	70,190	62,714	1,524	(7,476)
Net Sales ($M)	396.8	518.3	475.5	78.7	(42.8)
Sales ex. Surcharge ($M)	325.6	395.3	361.5	35.9	(33.8)
Operating Income ($M)	50.5	74.1	52.8	2.3	(21.3)
% of Net Sales	*12.7%*	*14.3%*	*11.1%*	*-1.6 pts*	*-3.2 pts*
% of Sales ex. Surcharge	*15.5%*	*18.7%*	*14.6%*	*-0.9 pts*	*-4.1 pts*

Q1 Business Results

- Strongest Q1 operating income performance since Q1-14
- Higher demand across most end-use markets drove year-over-year volume growth
- Planned annual preventative maintenance shutdowns impacted results more than anticipated

Q2-19 Outlook

- Demand signals across end-use markets remain strong
- Operating income expected to increase up to 10% sequentially
- Maintain active engagement with customers and OEMs on Athens VAP qualifications

© 2018 CRS Holdings, Inc. All rights reserved

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CARPENTER® WHEN PERFORMANCE IS EVERYTHING

PEP Segment Summary

Q1 Operating Results

	Q1-18	Q4-18	Q1-19	vs Q1-18	vs Q4-18
Pounds* ('000)	3,526	2,636	2,732	(794)	96
Net Sales ($M)	100.7	116.3	111.7	11.0	(4.6)
Sales ex. Surcharge ($M)	100.5	113.7	108.0	7.5	(5.7)
Operating Income ($M)	5.3	7.9	7.3	2.0	(0.6)
% of Net Sales	*5.3%*	*6.8%*	*6.5%*	*+1.2 pts*	*-0.3 pts*
% of Sales ex. Surcharge	*5.3%*	*6.9%*	*6.8%*	*+1.5 pts*	*-0.1 pts*

Q1 Business Results

- Continued strong demand for titanium products in Medical end-use market
- Fifth consecutive quarter of profitability at Amega West
- Ongoing fire recovery headwinds impacted Dynamet results

Q2-19 Outlook

- Continued strong demand for titanium products
- Continued favorable market conditions for the oil & gas sub-market
- Operating income expected to increase up to 10% sequentially

* Pounds related to pounds sold for Dynamet and Carpenter Powder Products only

© 2018 CRS Holdings, Inc. All rights reserved

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CARPENTER WHEN PERFORMANCE IS EVERYTHING

1st Quarter Fiscal Year 2019 Closing Comments Tony Thene President and Chief Executive Officer

Acquisition of LPW Technology Ltd. © 2018 CRS Holdings, Inc. All rights reserved 13 Acquisition significantly enhances existing additive manufacturing platform Adds Differentiated Metal Powder and Lifecycle Management Capabilities Leader in uniquely specified metal powders and powder lifecycle management solutions for additive manufacturing (AM) Real time insight into powder performance before, during and after AM part production Moisture, weight, gas content and flow diagnostics increase the probability of successful AM production builds Technology enables digital manufacturing integration and data analysis capabilities Strong customer relationships across Aerospace, Medical, Transportation and Energy end-use markets Established global sales channels and technical service network

Closing Comments record engine activity levels supported by diverse solutions additive manufacturing platform with acquisition of LPW © 2018 CRS Holdings, Inc. All rights reserved 14 Consistent execution of solutions approach driving ongoing backlog growth and broadening customer relationships and opportunities Aerospace and Defense end-use market remains healthy with portfolio Ongoing implementation of the Carpenter Operating Model focused on securing manufacturing efficiencies and unlocking incremental capacity Accelerating dialogue with customers regarding Athens VAP qualifications Building foundation for long-term sustainable growth through Technology Ltd. Financial position and limited near-term obligations provide flexibility to invest for the future and provide direct returns to shareholders Long-Term Growth Profile Supported by Solutions Approach, Established Position Across Attractive End-Use Markets and Strategic Investment in Targeted Growth Areas

Appendix of Non-GAAP Schedules

Non-GAAP Schedules (Unaudited) Adjusted Earnings Per Share Management believes that earnings per share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company's board of directors and others. © 2018 CRS Holdings, Inc. All rights reserved 16 $ Millions except per share amounts Q1-18 Q4-18 Q1-19 Net Income Diluted Earnings per Share Impact of US tax reform and other legislative changes Special Items 23.4 $ 0.49 42.8 $ 0.88 31.5 $ 0.65 - (0.7) - - (0.7) - Net Income excluding Special Items Adjusted Diluted Earnings per Share 23.4 $ 0.49 42.1 $ 0.87 31.5 $ 0.65

Non-GAAP Schedules (Unaudited)

Net Sales and Operating Margin Excluding Surcharge Revenue

$ Millions	Q1-18	Q4-18	Q1-19
Net sales	479.8	618.0	572.4
Less: surcharge revenue	70.0	123.5	116.1
Consolidated Net Sales Excluding Surcharge	**409.8**	**494.5**	**456.3**
Operating Income	**42.2**	**59.9**	**45.0**
Operating Margin	**8.8%**	**9.7%**	**7.9%**
Operating Margin Excluding Surcharge	**10.3%**	**12.1%**	**9.9%**

Management believes that removing the impacts of raw material surcharge revenue from net sales and operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company's board of directors and others.

© 2018 CRS Holdings, Inc. All rights reserved
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CARPENTER WHEN PERFORMANCE IS EVERYTHING

Non-GAAP Schedules (Unaudited) Free Cash Flow Management believes that the free cash flow measure provides useful information to investors regarding our financial condition as it is a measure of cash generated which management evaluates for alternative uses. © 2018 CRS Holdings, Inc. All rights reserved 18 $ Millions Q1-18 Q4-18 Q1-19 Net cash (used for) provided from operating activities Purchases of property, plant, equipment and software Proceeds from disposals of property and equipment Dividends paid (7.4) (28.9) - (8.6) 118.5 (54.0) - (8.6) 9.4 (41.6) 0.1 (9.6) Free Cash Flow (44.9) 55.9 (41.7)